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                          LA JOLLA COVE INVESTORS, INC.
                          1795 UNION STREET, 3rd FLOOR
                         SAN FRANCISCO, CALIFORNIA 94123
                            TELEPHONE: (415) 409-8703
                            FACSIMILE: (415) 409-8704
                            E-MAIL: LJCI@PACBELL.NET
LA JOLLA                      www.ljcinvestors.com                SAN FRANCISCO
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                                 June ___, 2003

Mr. _______________
Odyssey Pictures Corporation
16910 Dallas Parkway, Suite 104
Dallas, TX 75248


              Re: Registration Statement Legal and Accounting Fees

Dear ____________:

This letter will set forth our agreement for the payment of the attorneys' and accounting fees necessary for the filing of a registration statement by Odyssey Pictures Corporation ("Odyssey") to cover, among other things, the shares of Odyssey common stock necessary for the 8% Convertible Debenture and the warrants issued to La Jolla Cove Investors, Inc. ("LJCI").

Under the Securities Purchase Agreement, LJCI is to advance $150,000 to Odyssey upon closing. It is agreed that LJCI will retain $50,000 of the initial advance for the payment of legal and accounting fees for the filing of the Registration Statement for the Conversion Shares and the Warrant Shares. The $50,000 will be paid to the attorneys and accountants once the Registration Statement has been declared effective.

Odyssey agrees that it is responsible for the payment of legal and accounting fees, if any, over and above the $50,000 covered herein.

If this letter correctly reflects our agreement regarding the payment of Odyssey's attorneys' and accounting fees for the preparation and filing of the Registration Statement, please acknowledge your agreement by signing below.

Sincerely,



Travis W. Huff
Portfolio Manager


Odyssey Pictures Corporation

By: __________________________

Title: ________________________